Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-216854

PROSPECTUS SUPPLEMENT

DATED AUGUST 28, 2017

(To Prospectus dated April 21, 2017)

DASEKE, INC.

55,443,935 Shares of Common Stock

15,080,756 Warrants to Purchase Common Stock

650,000 Shares of 7.625% Series A Convertible Cumulative Preferred Stock

This Prospectus Supplement (this “Supplement”) amends and supplements the Prospectus dated April 21, 2017 (the “Prospectus”) of Daseke, Inc. (the “Company,” “we,” “our” or “us”) included in the Company’s Registration Statement on Form S-3 (No. 333-216854), as amended on April 17, 2017, which relates to the issuance by the Company of up to 17,520,332 shares of our common stock, par value $0.0001 per share (“Common Stock”), which consist of (a) 9,979,954 shares that may be issued upon the exercise of 19,959,908 warrants (the “Public Warrants”) originally sold as part of units in our July 2015 initial public offering (the “IPO”) and (b) 7,540,378 shares that may be issued upon the exercise of 15,080,756 warrants originally issued to Hennessy Capital Partners II LLC (the “HCAC Sponsor”) in a private placement that closed simultaneously with the consummation of the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). Each Warrant entitles the holder to purchase Common Stock at an exercise price of $5.75 per one-half of a share of Common Stock (or $11.50 per whole share of Common Stock). In addition, the Prospectus relates to the resale from time to time of 55,443,935 shares of Common Stock, 15,080,756 Private Placement Warrants and 650,000 shares of our 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), by the selling securityholders named in the Prospectus or their permitted transferees (the “Selling Securityholders”). The 55,443,935 shares of Common Stock consist of:

(i)                                     26,665,330 shares issued in a private placement as consideration to former Daseke, Inc. stockholders (such stockholders, the “Private Daseke Stockholders”) upon consummation of the Business Combination (as defined in the Prospectus);

(ii)                                  2,288,043 shares originally issued to the HCAC Sponsor in a private placement prior to the closing of the IPO (the “Founder Shares”), 440,000 of which were subsequently transferred to Hennessy Capital’s former independent directors and officers and an advisor, and the remaining 1,848,043 of which were subsequently distributed on a pro rata basis to the HCAC Sponsor’s members or their permitted transferees (such stockholders, the “Founder Share Holders”);

(iii)                               419,669 shares issued in a private placement to the Backstop Commitment Investors (as defined in the Prospectus) that closed concurrently with the consummation of the Business Combination;

(iv)                              9,979,954 shares that may be issued upon the exercise of the Public Warrants and 7,540,378 shares that may be issued upon the exercise of the Private Placement Warrants; and

(v)                                 8,550,561 shares, representing (a) 5,652,171 shares of Common Stock that may be issued upon conversion of the outstanding Series A Preferred Stock (assuming a conversion price of $11.50 per share) and (b) 2,898,390 shares of Common Stock issuable over the next five years if we pay all dividends on our Series A Preferred Stock in shares of Common Stock (assuming a constant market price of our Common Stock of $9.00 per share).

The shares of Common Stock that may be issued by us and the shares of Common Stock, the Private Placement Warrants and the shares of Series A Preferred Stock that may be sold by the Selling Securityholders are collectively referred to in the Prospectus and this Supplement as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Securityholders of the Offered Securities. We will receive the proceeds from the exercise of the Warrants for cash, but not from the sale of the underlying shares of Common Stock. See “Use of Proceeds” beginning on page 14 of the Prospectus.

The information under the heading “Selling Securityholders—Common Stock” in this Supplement updates and modifies the applicable information set forth under the heading “Selling Securityholders—Common Stock” in the Prospectus to include the securityholders not previously identified in the Prospectus as a result of a distribution of shares of Common Stock from LS Daseke, L.P. (f/k/a VCA Daseke, L.P.) to its limited partners.

This Supplement should be read in conjunction with the Prospectus, and this Supplement is qualified by reference to the Prospectus except to the extent that the information contained herein supersedes the information contained in the Prospectus.  Capitalized terms used in this Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SELLING SECURITYHOLDERS

The following table sets forth, with respect to each Selling Securityholder, the number of shares of Common Stock (i) known to us to be beneficially owned as of August 28, 2017, (ii) being offered hereby and (iii) beneficially owned after giving effect to the sale by the Selling Securityholder of all of its Offered Securities. The number of shares of Common Stock set forth in the following table as beneficially owned as of August 28, 2017 and being offered hereby includes shares issuable upon the exercise of our Warrants and shares issuable upon the conversion of our Series A Preferred Stock (assuming a conversion price of $11.50 per share). The following table also sets forth the percentage of Common Stock beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all Offered Securities, based on 38,716,382 shares of Common Stock outstanding as of August 9, 2017.

The Selling Securityholders are not making any representation that any shares of Common Stock, Warrants or shares of Series A Preferred Stock covered by the Prospectus will be offered for sale. Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of their securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. For purposes of the table below, however, we have assumed that, after termination of this offering, none of the Offered Securities will be beneficially owned by the Selling Securityholders, and we have further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities of the Company during the offering.

See the section entitled “Plan of Distribution” in the Prospectus for further information regarding the Selling Securityholders’ method of distributing these shares.

Common Stock

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (as of	Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering
Selling Securityholder	August 28, 2017)(1)	Offered Hereby	Number(1)	Percentage(1)
Public Warrant Holders(2)

Private Daseke Stockholders:
Amanda Hemker(3)	1,442	1,442	0	0
Angie Moss(4)	27,255	27,255	0	0
Barbara Aves(5)	15,430	15,430	0	0
Barbara Daseke(6)	15,095,265	15,095,265	0	0
Benno John Fischer	230,726	230,726	0	0
BOD, LLC—The Daseke Series(7)	80,754	80,754	0	0
Brian Bradford(8)	433	433	0	0
Brian J. Bonner(9)	43,261	43,261	0	0
Burnett C. Hornady, II(10)	519,134	519,134	0	0
Carla Jones Sousa	2,884	2,884	0	0
Charles A. Moseley(11)	332,679	332,679	0	0
Cheryl H. Nelson(12)	20,044	20,044	0	0
Chris Cooper(13)	427,709	427,709	0	0
Cozad Investments, L.P.(14)	57,682	57,682	0	0
Daniel Wirkkala(15)	634,497	634,497	0	0
David Daseke(16)	2,163	2,163	0	0
Daseke Trucking Preferred, LP(17)	865,224	865,224	0	0
Dennis Stone & Patricia Stone(18)	86,522	86,522	0	0
Diane Beckett	23,073	23,073	0	0
Don R. Daseke(19)	15,095,265	15,095,265	0	0
Equity Trust Co. Custodian FBO W. Paul Stewart IRA(20)	28,841	28,841	0	0

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (as of	Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering
Selling Securityholder	August 28, 2017)(1)	Offered Hereby	Number(1)	Percentage(1)
Estate of Frances S. Boyd(21)	326,478	326,478	0	0
Fisher Properties of Indiana, Inc.(22)	57,682	57,682	0	0
Frank W. Rees, Jr.	17,304	17,304	0	0
Gafford Investments, LTD.(23)	57,682	57,682	0	0
Gail B Cooper Child Trust F/B/O Amy C Holland(24)	111,037	111,037	0	0
Gail B Cooper Child Trust F/B/O Christopher R. Cooper(25)	111,037	111,037	0	0
Gail Cooper(26)	647,188	647,188	0	0
Gekabi Capital Management LP(27)	865,224	865,224	0	0
Greg Hirsch(28)	33,311	33,311	0	0
Harold M. Brierley	43,261	43,261	0	0
Heather Flores-Ricks(29)	144	144	0	0
Helen L. Poorman	2,884	2,884	0	0
Ian Peterman(30)	721	721	0	0
J. Douglas Rippeto	115,363	115,363	0	0
James Niemann Trust(31)	57,682	57,682	0	0
James Randolph(32)	75,419	75,419	0	0
Jennifer Kiker(33)	721	721	0	0
Jim Beckett	92,291	92,291	0	0
John Daseke(34)	721	721	0	0
John Michell(35)	15,862	15,862	0	0
Jonathan Andrew Gannon	57,682	57,682	0	0
Joseph Kevin Jordan(36)	2,653,353	2,653,353	0	0
The Jordan Family Irrevocable Trust(37)	1,017,359	1,017,359	0	0
The Joy and Kevin Jordan Revocable Trust(38)	385,457	385,457	0	0
Karen Nicholson(39)	2,163	2,163	0	0
Katie Daseke(40)	721	721	0	0
Kevin Fitzgerald(41)	433	433	0	0
Laree Pacaud Hulshoff	115,363	115,363	0	0
Laura H. Wright(42)	57,682	57,682	0	0
Lee E. Tenzer Trust(43)	230,726	230,726	0	0
Lenox Hill Capital, LLC(44)	34,609	34,609	0	0
Mark Randolph(45)	104,259	104,259	0	0
Matthew Daseke(46)	721	721	0	0
Michael Daseke(47)	2,163	2,163	0	0
Nadine Weber(48)	433	433	0	0
Millennium Trust Co. LLC Custodian FBO Steven H. Durham Rollover IRA XXXX6UIN8(49)	57,682	57,682	0	0
PANABCO, A Partnership Account #2406(50)	57,682	57,682	0	0
Paul H. Coil(51)	108,441	108,441	0	0
Philip L. Byrd(52)	73,256	73,256	0	0
Point Cypress Investments, LLC(53)	115,363	115,363	0	0
Q Management Group, L.P.(54)	57,682	57,682	0	0
R. Scott Wheeler(55)	136,273	136,273	0	0
Raul Morant(56)	433	433	0	0
Rendy Taylor(57)	23,073	23,073	0	0
Richard Bailey(58)	44,703	44,703	0	0
Rick Williams(59)	252,213	252,213	0	0
Robert Bigham, Jr. & Barbara S. Bigham(60)	57,682	57,682	0	0
Rod D. Moseley(61)	332,679	332,679	0	0
Scheef Capital Company LP(62)	28,841	28,841	0	0
Scott Hoppe(63)	721	721	0	0
Susan M. Ansel	34,609	34,609	0	0
Tenzer Family Limited Partnership(64)	28,841	28,841	0	0

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (as of	Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering
Selling Securityholder	August 28, 2017)(1)	Offered Hereby	Number(1)	Percentage(1)
The Residuary Trust Under James G. Stewart Revocable Trust U/A DTD 6/29/2015(65)	86,522	86,522	0	0
The Hund Family Trust(66)	115,363	115,363	0	0
The Steven H. Durham Family Foundation(67)	115,363	115,363	0	0
The Suzanne A. Hoover Revocable Trust(68)	173,045	173,045	0	0
The Walden Group, Inc.(69)	13,757,629	13,757,629	0	0
Tim Curran	5,768	5,768	0	0
Timothy H. Ubben	230,726	230,726	0	0
Toby Moon(70)	433	433	0	0
Tracy M. Friedrichs(71)	20,044	20,044	0	0
Wayne I. Rogers	34,609	34,609	0	0
LS Daseke, L.P.(72)	497	497	0	0
Abigail Hayes Blake Gift Trust(73)	2,809	2,809	0	0
ACH Management, LLC(74)	1,116	1,116	0	0
Advanta IRA Administration, LLC FBO Steven Edwards Roth IRA(75)	5,393	5,393	0	0
Advanta IRA Administration, LLC FBO W. Ross Singletary IRA(76)	22,469	22,469	0	0
Alan L. Busch	5,617	5,617	0	0
Alice Ann Battle & William P. Battle (77)	28,086	28,086	0	0
Angela Sanders	2,809	2,809	0	0
Balentimes Holdings, LTD(78)	11,234	11,234	0	0
Bowers Family Investments, L.P.(79)	5,617	5,617	0	0
Brian Thompson	8,426	8,426	0	0
Charles W. Durham	4,790	4,790	0	0
Chesley Walters	22,469	22,469	0	0
Dark Lord Holdings, LP(80)	11,234	11,234	0	0
David Reagan Amend	562	562	0	0
Deborah L. Price	16,852	16,852	0	0
Elizabeth Rushton Haskell Callaghan Trust(81)	5,617	5,617	0	0
Glen Arden LLC(82)	3,033	3,033	0	0
Haskell Family Income Fund(83)	5,617	5,617	0	0
Haskell Singletary Family Trust(84)	5,617	5,617	0	0
Hayes Commercial Trucks, LLC(85)	16,852	16,852	0	0
Herman W. Mayhew III	16,852	16,852	0	0
James Dawson Smith	2,809	2,809	0	0
JDW Family Investments, LLC(86)	8,426	8,426	0	0
JFYB Investments, L.P.(87)	5,617	5,617	0	0
John Dean Weaver Revocable Trust(88)	16,852	16,852	0	0
John Mac Borders Estate(89)	7,022	7,022	0	0
JPH Holdings, LP(90)	5,617	5,617	0	0
Laurence A. Dawson & Sandra K. Dawson(91)	16,852	16,852	0	0
Linda D. Brooks	11,234	11,234	0	0
Lori Coors Polosky and Mike J. Polosky(92)	5,617	5,617	0	0
LTL-BML Trust(93)	2,809	2,809	0	0
Marjorie Muller	5,617	5,617	0	0
McDonald & Simmons 401K Plan and Trust(94)	11,234	11,234	0	0
Melinda McDaniel	5,617	5,617	0	0
Michael Fisher	11,234	11,234	0	0
Michael W. Martin Jr.	5,617	5,617	0	0
Michelle Webb	8,987	8,987	0	0
Millenium Trust FBO David R. Chappell Roth IRA(95)	8,988	8,988	0	0
Millenium Trust FBO Emily Cara White IRA R/O(96)	11,234	11,234	0	0

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (as of	Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering
Selling Securityholder	August 28, 2017)(1)	Offered Hereby	Number(1)	Percentage(1)
Millenium Trust FBO Mike W. Martin IRA(97)	11,234	11,234	0	0
Millenium Trust FBO Nina E. Martin IRA(98)	11,234	11,234	0	0
Millenium Trust FBO Robert Q. Stanton IRA(99)	6,741	6,741	0	0
Natalie K. Blazejewski Trust II(100)	5,617	5,617	0	0
NSK Secure Trust(101)	22,469	22,469	0	0
O. Haynes Morris, Jr.(102)	27,547	27,547	0	0
Pamela J. Borders	7,022	7,022	0	0
R Wish L.P.(103)	5,617	5,617	0	0
Randall D. Grooms, Jr.	11,234	11,234	0	0
RBC Capital Markets LLC Cust FBO Abbejane Bates IRA(104)	1,123	1,123	0	0
RBC Capital Markets LLC Cust FBO Lawrence Bates IRA(105)	5,617	5,617	0	0
RJM Family Investments, L.P.(106)	11,234	11,234	0	0
Ruth Ann P. Caudle Sam N. Caudle Community Property(107)	5,617	5,617	0	0
Sarah Blazejewski Trust II(108)	5,617	5,617	0	0
Scarlet Pegasus Group, LP(109)	28,086	28,086	0	0
Sendero Resources, Inc.(110)	11,234	11,234	0	0
Stallings Family Limited Partnership(111)	28,086	28,086	0	0
Steve Stallcup	2,809	2,809	0	0
Tara R. Durham	11,234	11,234	0	0
The 2007 Carol Dalton Trust(112)	5,617	5,617	0	0
The James & Marietta Wynne Revocable Trust(113)	11,234	11,234	0	0
Thomas Buchanan Visage III	5,617	5,617	0	0
Wendy J. Brooks Irrevocable Trust(114)	11,234	11,234	0	0
William P Payne & Martha B. Payne(115)	11,234	11,234	0	0
William P. Newhall	11,234	11,234	0	0
William W. Miller & Harriet Miller JWROS(116)	5,617	5,617	0	0

Private Placement Warrant Holders and Founder Share Holders:(117)
Daniel J. Hennessy(118)	813,498	813,498	0	0
Steven D. Hovde	162,699	162,699	0	0
TLP Investment Partners LLC(119)	108,467	108,467	0	0
Nicholas A. Petruska(120)	85,951	85,951	0	0
Dennis Petruska	5,691	5,691	0	0
Thomas J. Sullivan(121)	163,283	163,283	0	0
The Bradley J. Bell Revocable Trust(122)	389,853	389,853	0	0
Richard Burns(123)	389,853	389,853	0	0
Kevin Charlton(124)	313,283	313,283	0	0
Charles B. Lowrey II	118,283	118,283	0	0
Peter Shea(125)	389,853	389,853	0	0
Joseph Tabet	339,853	339,853	0	0
DeForest P. Davis	566,425	566,425	0	0
Tiffany A. Lytle	226,568	226,568	0	0
DVDC/PEI, LLC(126)	906,276	906,276	0	0
Nicholas Geeza	56,643	56,643	0	0
Christian W.E. Haub	396,497	396,497	0	0
Thomas Hennessy	56,642	56,642	0	0
Robert S. Karlblom 2011 Revocable Trust UAD 4/18/11(127)	113,285	113,285	0	0
Kenneth Kranzberg Revocable Trust(128)	283,213	283,213	0	0
Markus Lahrkamp	226,570	226,570	0	0

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (as of	Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering
Selling Securityholder	August 28, 2017)(1)	Offered Hereby	Number(1)	Percentage(1)
HLM Group LLC(129)	283,213	283,213	0	0
Mark D. Alvarez	175,591	175,591	0	0
Michael Hennessy	28,321	28,321	0	0
Katherine Willis	28,321	28,321	0	0
Green Dolphin Capital, LLC(130)	283,211	283,211	0	0
Kyle Textor	28,321	28,321	0	0
TLP Investment Holdings LLC(131)	2,152,407	2,152,407	0	0
Bradford B Couri and Ana Couri, JTWRS	84,808	84,808	0	0
Wolf Creek Investments II, LLC(132)	57,026	57,026	0	0
Bradford B. Couri Legacy Trust(133)	56,558	56,558	0	0
Eric Baer Revocable Trust dated 10/17/05(134)	56,557	56,557	0	0
Sean M. Haas Trust dated 4/15/05(135)	28,264	28,264	0	0
Ansari 3 Twelve LLC II(136)	453,139	453,139	0	0

Backstop Commitment Investors and Preferred Investors:(137)
Blackwell Partners, LLC, Series A(138)	377,246	300,796	76,450	*
Coliseum Capital Partners, L.P.(138)	1,067,241	849,119	218,122	*
Coliseum Capital Partners II, L.P.(138)	263,938	210,416	53,522	*
D.E. Shaw Valence Portfolios L.L.C.(139)	1,663,444	176,350	1,487,094	*
Pine River Master Fund LTD.(140)	131,565	131,565	0	*
Sunrise Partners Limited Partnership(141)	733,829	55,769	678,060	*
Osterweis Strategic Income Fund(142)	6,445,810	6,445,810	0	*
Osterweis Strategic Investment Fund(142)	131,546	131,546	0	*

*                                         Less than 1%.

(1)                                 The amounts and percentages of Common Stock beneficially owned are determined in accordance with the SEC’s rules, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting or investment power or has the right to acquire such power within 60 days through exercise of any option, warrant or other right. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

(2)                                 We are unable to identify the holders of the Public Warrants or the number of shares of Common Stock that they beneficially own. The Public Warrants were originally sold as part units offered in the IPO. Upon consummation of the Business Combination, Hennessy Capital’s units separated into their component parts of one share of Common Stock and one Public Warrant.

(3)                                 Ms. Hemker has served as the Company’s Vice President and Assistant Corporate Controller since June 2017 and as Assistant Corporate Controller for the Company or Private Daseke since 2013.

(4)                                 Ms. Moss has served as the Company’s Senior Vice President, Chief Accounting Officer, Corporate Controller and Assistant Secretary since June 2017 and as the Company’s Vice President, Chief Accounting Officer and Corporate Controller since February 27, 2017. Ms. Moss served Private Daseke as Vice President and Corporate Controller beginning in February 2015 and as Corporate Controller beginning in June 2013.

(5)                                 Ms. Aves serves, and for at least the past three years has served, as Executive Assistant for the Company or Private Daseke.

(6)                                 Ms. Daseke serves, and has served since November 2016, as an employee of the Company or Private Daseke.

Ms. Daseke is the record holder of 28,841 shares of Common Stock. The shares reported in the above table also include shares held of record by Ms. Daseke’s spouse, Don R. Daseke, (see footnote 19) and The Walden Group, Inc., an entity of which Mr. Daseke is the President and majority stockholder (see footnote 69). Ms. Daseke disclaims beneficial ownership of the shares held of record by Mr. Daseke and The Walden Group, Inc. except to the extent of her pecuniary interest therein.

(7)                                 The members of BOD, LLC—The Daseke Series are DGR Partners, LLC, Robert G. Martin individually, Clark Byroad individually, Robert A. Klint individually and Clark Cohen, LLC. The company is member-managed. The officers of BOD, LLC—The Daseke Series are President, Donald G. Reece, Vice President, Robert G. Martin, and Secretary/Treasurer Clark Byroad. Donald G. Reece is authorized, and may be deemed to share voting and investment power over 562 shares held of record by BOD, LLC—The Daseke Series, and as a result may be deemed to beneficially own these shares.

(8)                                 Mr. Bradford served as Assistant Controller—Financial Reporting for the Company or Private Daseke from November 2015 to August 2017.

(9)                                 Mr. Bonner has served as a member of the Company’s board of directors since February 27, 2017 and served as a member of Private Daseke’s board of directors from February 2015 until the consummation of the Business Combination on February 27, 2017.

(10)                          Mr. Hornady serves, and for at least the past three years has served, as the Chief Executive Officer of Hornady Transportation, LLC, a subsidiary of the Company, which Private Daseke acquired in August 2015. Mr. Hornady served as member of Private Daseke’s board of directors after the consummation of such acquisition until September 2015 and again from July 2016 until December 2016.

(11)                          Mr. Moseley serves, and for approximately the past two years has served, as the Customer Service Representative of Bulldog Hiway Express (“Bulldog”), a subsidiary of the Company, which Private Daseke acquired in July 2015.

(12)                          Ms. Nelson serves, and for approximately the past one year has served, as the Vice President and Controller of Bulldog, a subsidiary of the Company, which Private Daseke acquired in July 2015.

(13)                          Mr. Cooper serves, and for at least the past three years has served, as the Chief Operating Officer of Boyd Bros. Transportation Inc. (“Boyd”) and its subsidiaries and as President of Boyd Logistics, L.L.C. (“Boyd Logistics”) and its subsidiaries. Boyd and Boyd Logistics are subsidiaries of the Company. Mr. Cooper served as a member of Private Daseke’s board of directors from November 2013 to September 2015 and from July 2016 until December 2016.

(14)                          Jeffrey A. Cozad is a managing member of Cozad Investments, GP, which is the general partner of Cozad Investments, L.P. Therefore, Mr. Cozad may be deemed to have shared voting and investment power with respect to the reported shares. Mr. Cozad disclaims beneficial ownership of the shares held of record by Cozad Investments, L.P. except to the extent of his pecuniary interest therein.

(15)                          Mr. Wirkkala serves, and for at least the past three years has served, as the President and Chief Executive Officer of Smokey Point Distributing, Inc., a subsidiary of the Company. Mr. Wirkkala served as a member of Private Daseke’s board of directors from December 2008 to September 2015 and from July 2016 until December 2016.

(16)                          David Daseke is the son of Don R. Daseke.

(17)                          EFC Financial GP, LLC is the general partner of Daseke Trucking Preferred, LP. Jonathan Shepko, who has served as a member of the Company’s board of directors since February 28, 2017, is the sole manager of EFC Financial GP, LLC. Therefore, Mr. Shepko may be deemed to have shared voting and investment power with respect to the reported shares. Mr. Shepko disclaims beneficial ownership of the shares held of record by Daseke Trucking Preferred, LP except to the extent of his pecuniary interest therein.

(18)                          Held jointly by Mr. and Ms. Stone, who share voting and investment power with respect to the reported shares.

(19)                          Mr. Daseke has served as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors since February 27, 2017. He served as the President, Chief Executive Officer and Chairman of the Board of Directors of Private Daseke since its formation in November 2008.

Mr. Daseke is the record holder of 1,308,795 shares of Common Stock. The shares reported in the above table also include shares held of record by Barbara Daseke, his spouse, (see footnote 6) and by The Walden Group, Inc., an entity of which Mr. Daseke is the President and majority stockholder (see footnote 69). Mr. Daseke disclaims beneficial ownership of the shares held of record by Ms. Daseke and The Walden Group, Inc. except to the extent of his pecuniary interest therein.

(20)                          Paul Stewart has voting and investment power with respect to the reported shares.

(21)                          Gail Cooper and Ginger Hartzog are co-trustees of the Estate of Frances S. Boyd, and as such, each may be deemed to have shared voting and investment power over the reported shares. Ms. Cooper and Ms. Hartzog each disclaim beneficial ownership of the reported shares except to the extent of their respective pecuniary interest therein.

(22)                          Tamara S. Phillips and James A. Fisher, officers of Fisher Properties of Indiana, Inc., each may be deemed to share voting and investment power with respect to the reported shares. Ms. Phillips and Mr. Fisher disclaim beneficial ownership of the shares held of record by Fisher Properties of Indiana, Inc. except to the extent of their respective pecuniary interest therein.

(23)                          Ronald J. Gafford is the general partner of Gafford Investment, Ltd. and therefore may be deemed to share voting and investment power with respect to the reported shares; however, Mr. Gafford disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Mr. Gafford has served as a member of the Company’s board of directors since February 27, 2017 and served as a member of Private Daseke’s board of directors from February 2015 until the consummation of the Business Combination on February 27, 2017.

(24)                          Amy C. Holland is the trustee and beneficiary of the Gail B Cooper Child Trust F/B/O Amy C Holland. As such, she may be deemed to have voting and investment power over the reported shares.

(25)                          Christopher R. Cooper is the trustee and beneficiary of the Gail B Cooper Child Trust F/B/O Christopher R. Cooper. As such, he may be deemed to have voting and investment power over the reported shares.

(26)                          Ms. Cooper serves, and for at least the past three years has served, as the Chief Executive Officer of Boyd, a subsidiary of the Company.

Ms. Cooper is the record holder of 98,636 shares of Common Stock. The shares reported in the above table also include shares held of record by the Estate of Francis S. Boyd (see footnote 21), the Gail B Cooper Child Trust F/B/O Amy C Holland (see footnote 24) and the Gail B Cooper Child Trust F/B/O Christopher R. Cooper (see footnote 25). Ms. Cooper disclaims beneficial ownership of the shares held of record thereby except to the extent of her pecuniary interest therein.

(27)                          Gekabi Capital GP, LLC is the general partner of Gekabi Capital Management, LP. As manager of Gekabi Capital GP, LLC, George H. Bishop may be deemed to have shared voting and investment power over the reported shares; however, Mr. Bishop disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(28)                          Mr. Hirsch has served as Senior Vice President for the Company since June 2017 and previously served as Vice President for the Company or Private Daseke from 2015 to June 2017. Mr. Hirsch transferred from Smokey Point Distributing, Inc., the Company’s first operating company, where he served as Vice President, Business Strategy from 2010 through 2015.

(29)                          Ms. Flores-Ricks has served as Financial and Legal Specialist for the Company or Private Daseke since July 2016.

(30)                          Mr. Peterman is the grandson of Don R. Daseke.

(31)                          James Charles Niemann is a co-trustee of the James Niemann Trust, a testamentary trust of which he is also the beneficiary. As co-trustee, he may be deemed to have shared voting and investment power over the reported shares, and as beneficiary of the trust, he may also be deemed to be the beneficial owner of the reported shares.

(32)                          Mr. Randolph has served as the Chief Financial Officer of J. Grady Randolph, Inc., Randolph Brothers, LLC and Bros, LLC, each a subsidiary of the Company, since June 2017, and for at least the past three years Mr. Randolph has served as the Treasurer/Secretary of the same entities.

(33)                          Ms. Kiker has served as Human Resources Manager for the Company or Private Daseke since January 2015.

(34)                          Mr. Daseke is the grandson of Don R. Daseke.

(35)                          Mr. Michell has served as the Vice President of Finance for the Company since June 2017 and as Director of Finance for the Company or Private Daseke since July 2013.

(36)                          Mr. Jordan serves, and for at least the past three years has served, as the President of Lone Star Transportation, LLC, a subsidiary of the Company, which Private Daseke acquired in October 2014. Mr. Jordan served as a member of Private Daseke’s board of directors after the consummation of such acquisition until September 2015 and again from July 2016 until the December 2016.

Mr. Jordan is the record holder of 1,250,537 shares of Common Stock. The shares reported in the above table also include shares held of record by The Jordan Family Irrevocable Trust (see footnote 37) and The Joy and Kevin Jordan Revocable Trust (see footnote 38). Ms. Jordan disclaims beneficial ownership of the shares held of record by The Jordan Family Irrevocable Trust and The Joy and Kevin Jordan Revocable Trust except to the extent of his pecuniary interest therein.

(37)                          Joseph Kevin Jordan is the trustee of The Jordan Family Irrevocable Trust and therefore may be deemed to share voting and investment power with respect to the reported shares; however, Mr. Jordan disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(38)                          Joseph Kevin Jordan is the trustee of The Joy and Kevin Jordan Revocable Trust and therefore may be deemed to share voting and investment power with respect to the reported shares; however, Mr. Jordan disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(39)                          Ms. Nicholson is the daughter of Don R. Daseke.

(40)                          Ms. Daseke is the granddaughter of Don R. Daseke.

(41)                          Mr. Fitzgerald has served as Internal Controls Manager for the Company or Private Daseke since January 2015.

(42)                          Ms. Wright served as a member of Private Daseke’s board of directors from August 2015 to December 2016.

(43)                          Lee Tenzer, trustee and grantor of the Lee E. Tenzer Trust, may be deemed to have voting and investment power with respect to the reported shares.

(44)                          Lenox Hill Capital, LLC is a limited liability company with four members, one of whom is Jonathan Shepko. Since February 28, 2017, Mr. Shepko has served as a member of the Company’s board of directors. Mr. Shepko may be deemed to share voting and investment power with respect to the shares held thereby; however, he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(45)                          Mr. Randolph has served as the Chief Executive Officer of J. Grady Randolph, Inc., Randolph Brothers, LLC and Bros, LLC, each a subsidiary of the Company, since June 2017, and for at least the past three years has served as the President of the same entities. Mr. Randolph served as a member of Private Daseke’s board of directors from June 2013 until September 2015 and again from July 2016 until December 2016.

(46)                          Mr. Daseke is the grandson of Don R. Daseke.

(47)                          Mr. Daseke is the son of Don R. Daseke.

(48)                          Ms. Weber has served as Senior Accountant for the Company or Private Daseke since 2016 and as a member of Private Daseke’s accounting staff since November 2013.

(49)                          Steven H. Durham has voting and investment power with respect to the reported shares.

(50)                          Brad Zellar is a general partner of PANABCO, a general partnership, and as such, has sole voting and investment power with respect to the reported shares. Mr. Zellar disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(51)                          Mr. Coil serves, and for at least the past three years has served, as the Chief Financial Officer, Secretary and Treasurer of Central Oregon Truck Company, a subsidiary of the Company. Mr. Coil also served as the Treasurer of E.W. Wylie Corporation, also a subsidiary of the Company, from November 2015 through February 2017.

(52)                          Mr. Byrd serves, and for at least the past three years has served, as the Chief Executive Officer of Bulldog, a subsidiary of the Company, which Private Daseke acquired in July 2015. Mr. Byrd served as a member of Private Daseke’s board of directors from the date of such acquisition until September 2015 and again from July 2016 until December 2016.

(53)                          Point Cypress Investments, LLC is 100% owned by Judson C. Green and Joyce T. Green, who are the sole managers. Therefore, Mr. and Ms. Green may be deemed to have shared voting and investment power with respect to the reported shares. Mr. and Ms. Green disclaim beneficial ownership of the shares held of record by Point Cypress Investments, LLC except to the extent of their respective pecuniary interest therein.

(54)                          Q Management, LLC is the general partner of Q Management Group, L.P. and, as such, has full authority to manage the affairs and investments of the of Q Management Group, L.P. Lee A. Bailey is the sole manager of Q Management, LLC, and Mr. Bailey has full authority to manage the Q Management, LLC. The sole member and owner of Q Management LLC is the Lee A. Bailey Management Trust, which was created by Lee A. Bailey, who is also the sole Trustee in charge of all affairs of such trust. Therefore, Mr. Bailey may be deemed to have shared voting and investment power with respect to the reported shares. Mr. Bailey disclaims beneficial ownership of the shares held of record by Q Management Group, L.P. except to the extent of his pecuniary interest therein.

(55)                          Mr. Wheeler has served as the Company’s Executive Vice President and Chief Financial Officer and as a member of the Company’s Board of Directors since February 27, 2017. Mr. Wheeler served Private Daseke as a member of the board of directors beginning in December 2016, as Executive Vice President and Corporate Chief Financial Officer beginning in February 2015 and as Senior Vice President and Corporate Chief Financial Officer beginning in August 2012.

(56)                          Mr. Morant has served as Financial Planning & Analysis Manager for the Company or Private Daseke since August 2016. Mr. Morant served Private Daseke as a Financial Analyst from June 2014 through July 2016.

(57)                          Mr. Taylor serves, and for at least the past three years has served, as the President of WTI Transport, a subsidiary of the Company.

(58)                          Mr. Bailey previously served as the President of Boyd Bros. Transportation Inc., a subsidiary of the Company.

(59)                          Mr. Williams serves, and for at least the past three years has served, as the Chief Executive Officer, President and Chief Operating Officer of Central Oregon Truck Company, a subsidiary of the Company. Mr. Williams also served as the Chief Executive Officer of E.W. Wylie Corporation, also a subsidiary of the Company, from November 2015 through February 2017. Mr. Williams served as a member of Private Daseke’s board of directors from August 2013 until September 2015 and again from July 2016 until December 2016.

(60)                          Held jointly by Mr. and Ms. Bigham, who share voting and investment power with respect to the reported shares.

(61)                          Mr. Moseley serves, and for approximately the past two years has served, as the Chief Administrative Officer of Bulldog, a subsidiary of the Company.

(62)                          Mr. Samuel R. Scheef is the sole limited partner of Scheef Capital Company, LP. Scheef Capital Management Company, LLC is the general partner of Scheef Capital Company, LP, and Mr. Scheef is the sole manager of Scheef Capital Management Company, LLC. Accordingly, Mr. Scheef may be deemed to hold shared voting and investment power with respect to the shares held of record by Scheef Capital Company, LP, and as a result may be deemed to beneficially own such shares. Mr. Scheef disclaims beneficial ownership of the shares held of record by Scheef Capital Company, LP except to the extent of his pecuniary interest therein.

(63)                          Mr. Hoppe has served as President of E.W. Wylie Corporation, a subsidiary of the Company, since March 2017. Mr. Hoppe served E.W. Wylie Corporation as the Vice President of Business Development from November 2015 through February 2017 and was the Vice President of Sales from 2012 through November 2015.

(64)                          Lee Tenzer is sole general partner of the Tenzer Family Limited Partnership and is responsible for making decisions regarding the investments, activities and actions of the Tenzer Family Limited Partnership. Therefore, Mr. Tenzer may be deemed to share voting and investment power with respect to the reported shares.

(65)                          Andrea Stewart and Edd H. Hyde are co-trustees of The Residuary Trust Under James G. Stewart Revocable Trust U/A DTD 6/29/2015 and, as such, may be deemed to have shared voting and investment power over the reported shares. Ms. Stewart and Mr. Hyde disclaim beneficial ownership of the reported shares except to the extent of their pecuniary interest therein.

(66)                          Thomas Hund, a member of Private Daseke’s board of directors from October 2014 to December 2016, and Judy Hund are Trustees of The Hund Family Trust. Mr. and Ms. Hund may be deemed to share voting and investment power over the shares held directly by The Hund Family Trust and as a result may be deemed to beneficially own such shares. Mr. and Ms. Hund disclaim beneficial ownership of the shares held of record by The Hund Family Trust, except to the extent of their pecuniary interest therein.

(67)                          Steven H. Durham is President of The Steven H. Durham Family Foundation and, as such, may be deemed to have shared voting and investment power over the reported shares. Mr. Durham disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(68)                          Suzanne A. Hoover, trustee of The Suzanne A. Hoover Revocable Trust, may be deemed to have voting and investment power with respect to the reported shares.

(69)                          Don R. Daseke is the President, a director and the majority stockholder of The Walden Group, Inc. Therefore, Mr. Daseke may be deemed to share voting and investment power with respect to the shares; however, Mr. Daseke disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(70)                          Mr. Moon has served as Senior Tax Manager for the Company since June 2017 and as Tax Manager for the Company or Private Daseke since June 2014.

(71)                          Ms. Friedrichs serves, and for approximately the past one year has served, as the Vice President of Human Resources of Bulldog, a subsidiary of the Company, which Private Daseke acquired in July 2015.

(72)                          O. Haynes Morris, Jr. is the sole member and sole manager of ACH Management, LLC, the general partner of LS Daseke, L.P. As such, Mr. Morris may be deemed to have shared voting and investment power over the reported shares. Mr. Morris disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(73)                          Cynthia Hayes is the trustee of Abigail Hayes Blake Gift Trust. As such, she may be deemed to have voting and investment power over the reported shares.

(74)                          O. Haynes Morris, Jr. is the sole member and sole manager of ACH Management, LLC. As such, he may be deemed to have voting and investment power over the reported shares. The above reported shares include the shares held of record by LS Daseke, L.P. (see footnote 72), an entity of which ACH Management, LLC serves as the general partner.

(75)                          Steven Edwards is the owner of the Advanta IRA Administration, LLC FBO Steven Edwards Roth IRA. As such, he may be deemed to have voting and investment power over the reported shares.

(76)                          W. Ross Singletary is the owner of the Advanta IRA Administration, LLC FBO W. Ross Singletary Roth IRA. As such, he may be deemed to have voting and investment power over the reported shares.

(77)                          Held jointly by Mr. and Mrs. Battle, who share voting and investment power with respect to the reported shares.

(78)                          Dr. Mauricio Dardano is the manager of Balentimes Holdings, LTD. As such, he may be deemed to have voting and investment power over the reported shares.

(79)                          Bowers Management, LLC is the general partner of Bowers Family Investments, L.P.  Michael J. Bowers is the manager of Bowers Management, LLC.  Accordingly, Mr. Bowers may be deemed to have voting and investment power over the reported shares.

(80)                          Dr. Gabriel Shahwan is the manager of Dark Lord Holdings, LP.  As such, he may be deemed to have voting and investment power over the reported shares.

(81)                          Elizabeth Rushton Haskell Callaghan is the trustee of the Elizabeth Rushton Haskell Callaghan Trust.  As such, she may be deemed to have voting and investment power over the reported shares.

(82)                          Steven Edward is the managing partner of Glen Arden LLC.  As such, he may be deemed to have voting and investment power over the reported shares.

(83)                          Preston Haskell is the managing member of the Haskell Family Income Fund.  As such, he may be deemed to have voting and investment power over the reported shares.

(84)                          Sally H. Singletary is the trustee of the Haskell Singletary Family Trust.  As such, she may be deemed to have voting and investment power over the reported shares.

(85)                          Cynthia Hayes is the president of Hayes Commercial Trucks, LLC.  As such, she may be deemed to have voting and investment power over the reported shares.

(86)                          John Dean Weaver is the manager of JDW Family Investments, LLC.  As such, he may be deemed to have voting and investment power over the reported shares.

(87)                          JFYB Management, LLC is the general partner of JFYB Investments, L.P.  Joe Ed Fojtasek is the president of JFYB Management, LLC.  Accordingly, Mr. Fojtasek may be deemed to have voting and investment power over the reported shares.

(88)                          John Dean Weaver is the trustee of the John Dean Weaver Revocable Trust.  As such, he may be deemed to have voting and investment power over the reported shares.

(89)                          Pamela J. Borders is the executor of the John Mac Borders Estate.  As such, she may be deemed to have voting and investment power over the reported shares.

(90)                          Jan Polk Harbour is the manager of JPH Holdings, LP.  As such, she may be deemed to have voting and investment power over the reported shares.

(91)                          Held jointly by Mr. and Mrs. Dawson, who share voting and investment power with respect to the reported shares.

(92)                          Held jointly by Mr. and Mrs. Polosky, who share voting and investment power with respect to the reported shares.

(93)                          Barb Linquist and Loren Linquist are co-trustees of the LTL-BML Trust.  As such, they may be deemed to have voting and investment power over the reported shares.

(94)                          David W. McDonald and Kurt B. Simmons are co-trustees of the McDonald & Simmons 401K Plan and Trust.  As such, they may be deemed to have voting and investment power over the reported shares.

(95)                          David R. Chappell is the owner of the Millenium Trust FBO David R. Chappell Roth IRA.  As such, he may be deemed to have voting and investment power over the reported shares.

(96)                          Emily Cara White is the owner of the Millenium Trust FBO Emily Cara White IRA R/O.  As such, she may be deemed to have voting and investment power over the reported shares.

(97)                          Mike W. Martin is the owner of the Millenium Trust FBO Mike W. Martin IRA.  As such, he may be deemed to have voting and investment power over the reported shares.

(98)                          Nina E. Martin is the owner of the Millenium Trust FBO Nina E. Martin IRA.  As such, she may be deemed to have voting and investment power over the reported shares.

(99)                          Robert Q. Stanton is the owner of the Millenium Trust FBO Robert Q. Stanton IRA.  As such, he may be deemed to have voting and investment power over the reported shares.

(100)                   Cynthia Hayes is the trustee of the Natalie K. Blazejewski Trust II.  As such, she may be deemed to have voting and investment power over the reported shares.

(101)                   Nisha Kloeber is the trustee of the NSK Secure Trust.  As such, she may be deemed to have voting and investment power over the reported shares.

(102)                   Mr. Morris is the record holder of 26,431 shares of Common Stock. The shares reported in the above table also include shares held of record by LS Daseke, L.P. (see footnote 72) and by ACH Management, LLC (see footnote 74). Mr. Morris is the sole member and the sole manager of ACH Management, LLC, the general partner of LS Daseke, L.P.  Mr. Morris  disclaims beneficial ownership of the shares held of record by such entities except to the extent of his pecuniary interest therein.

(103)                   R Wish GP LLC is the general partner of R Wish L.P.  Dr. Erik Harrington and Amy Oakes Harrington are the managers of R Wish GP LLC.  Accordingly, Dr. and Mrs. Harrington may be deemed to have voting and investment power over the reported shares.

(104)                   Abbejane Bates is the owner of the RBC Capital Markets LLC Cust FBO Abbejane Bates IRA.  As such, she may be deemed to have voting and investment power over the reported shares.

(105)                   Lawrence Bates is the owner of the RBC Capital Markets LLC Cust FBO Lawrence Bates IRA.  As such, he may be deemed to have voting and investment power over the reported shares.

(106)                   RJM Management, LLC is the general partner of RJM Family Investments, L.P.  Richard J. Muller is the president of RJM Management, LLC.  Accordingly, Mr. Muller may be deemed to have voting and investment power over the reported shares.

(107)                   Held jointly in a community property capacity by Mr. and Mrs. Caudle, who share voting and investment power with respect to the reported shares.

(108)                   Cynthia Hayes is the trustee of the Sarah Blazejewski Trust II.  As such, she may be deemed to have voting and investment power over the reported shares.

(109)                   Dr. Chris S. Villanueva is the manager of the Scarlet Pegasus Group, LP.  As such, he may be deemed to have voting and investment power over the reported shares.

(110)                   Ted Walters is the president of Sendero Resources, Inc.  As such, he may be deemed to have voting and investment power over the reported shares.

(111)                   TCB Capital Management LLC is the general partner of Stallings Family Limited Partnership.  Michael S. Stallings is the manager of TCB Capital Management LLC.  Accordingly, Mr. Stallings may be deemed to have voting and investment power over the reported shares.

(112)                   Carol Dalton is the trustee of The 2007 Carol Dalton Trust.  As such, she may be deemed to have voting and investment power over the reported shares.

(113)                   Marietta Watson Wynne is the trustee of The James & Marietta Wynne Revocable Trust.  As such, she may be deemed to have voting and investment power over the reported shares.

(114)                   Cumberland Trust & Investment Company and Daniel A. Brooks are co-trustees of the Wendy J. Brooks Irrevocable Trust.  Charlotte English is the vice president and trust officer of the Cumberland Trust & Investment Company.  Accordingly, Mr. Brooks and Ms. English may be deemed to have voting and investment power over the reported shares.

(115)                   Held jointly by Mr. and Mrs. Payne, who share voting and investment power with respect to the reported shares.

(116)                   Held jointly by Mr. and Mrs. Miller, who share voting and investment power with respect to the reported shares.

(117)                   Include shares of Common Stock issuable upon exercise by such Selling Securityholders of their respective Private Placement Warrants as follows:

Selling Securityholder	Number of Private Placement Warrants Beneficially Owned Prior to the Offering (as of August 28, 2017)	Number of Shares of Common Stock Issuable Upon Exercise of Private Placement Warrants
Daniel J. Hennessy	375,000	187,500
Steven D. Hovde	75,000	37,500
TLP Investment Partners LLC	50,000	25,000
Nicholas A. Petruska	89,460	44,730
Dennis Petruska	10,000	5,000
Thomas J. Sullivan	198,918	99,459
The Bradley J. Bell Revocable Trust	596,756	298,378
Richard Burns	596,756	298,378
Kevin Charlton	198,918	99,459
Charles B. Lowrey II	198,918	99,459
Peter Shea	596,756	298,378
Joseph Tabet	596,756	298,378
DeForest P. Davis	994,595	497,297
Tiffany A. Lytle	397,837	198,918
DVDC/PEI, LLC	1,591,352	795,676
Nicholas Geeza	99,460	49,730
Christian W.E. Haub	696,216	348,108
Thomas Hennessy	99,460	49,730
Robert S. Karlblom 2011 Revocable Trust UAD 4/18/11	198,918	99,459
Kenneth Kranzberg Revocable Trust	497,298	248,649
Markus Lahrkamp	397,838	198,919
HLM Group LLC	497,298	248,649
Mark D. Alvarez	308,324	154,162
Michael Hennessy	49,730	24,865
Katherine Willis	49,730	24,865
Green Dolphin Capital, LLC	497,298	248,649
Kyle Textor	49,730	24,865
TLP Investment Holdings LLC	3,779,460	1,889,730
Bradford B Couri and Ana Couri, JTWRS	148,916	74,458
Wolf Creek Investments II, LLC	100,131	50,065
Bradford B. Couri Legacy Trust	99,311	49,655
Eric Baer Revocable Trust dated 10/17/05	99,310	49,655
Sean M. Haas Trust dated 4/15/05	49,630	24,815
Ansari 3 Twelve LLC II	795,676	397,838

(118)                   Mr. Hennessy has served as the Vice Chairman of the Company’s board of directors since February 27, 2017. He also served as Hennessy Capital’s Chief Executive Officer and the Chairman of Hennessy Capital’s Board of Directors from May 2015 until the consummation of the Business Combination on February 27, 2017.

(119)                   TLP Investment Partners LLC is majority owned by TLP Group LLC, which is also the General Manager of TLP Investment Partners LLC. TLP Group LLC is majority owned by David G. Bunning, as trustee of the David G. Bunning 2005 Revocable Trust. Mr. Bunning has the power to vote and dispose of the shares in TLP Investment Partners LLC.

(120)                   Mr. Petruska served as Hennessy Capital’s Executive Vice President, Chief Financial Officer and Secretary from May 2015 until the consummation of the Business Combination on February 27, 2017.

(121)                   Mr. Sullivan served as a member of Hennessy Capital’s board of directors from the IPO until the consummation of the Business Combination on February 27, 2017.

(122)                   Bradley Bell is trustee of The Bradley J. Bell Revocable Trust and has voting and investment control over the trust. Mr. Bell served as a member of Hennessy Capital’s board of directors from the IPO until the consummation of the Business Combination on February 27, 2017.

(123)                   Mr. Burns served as a member of Hennessy Capital’s board of directors from the IPO until the consummation of the Business Combination on February 27, 2017.

(124)                   Mr. Charlton has served as a member of the Company’s board of directors since February 27, 2017. He also served as Hennessy Capital’s President and Chief Operating Officer from May 2015 until the consummation of the Business Combination on February 27, 2017 and as a member of its board of directors from the IPO until the consummation of the Business Combination.

(125)                   Mr. Shea served as a member of Hennessy Capital’s board of directors from the IPO until the consummation of the Business Combination on February 27, 2017.

(126)                   DeForest P. Davis has the power to vote and dispose of the securities held by such entity.

(127)                   Robert S. Karlblom has the power to vote and dispose of the securities held by such entity.

(128)                   Kenneth Kranzberg has the power to vote and dispose of the securities held by such entity.

(129)                   Harvey Miller has the power to vote and dispose of the securities held by such entity.

(130)                   Gary Rappeport has the power to vote and dispose of the securities held by such entity.

(131)                   TLP Investment Holdings, LLC is majority owned by TLP Trading LLC. The manager of TLP Trading LLC is TLP Management, LP. The general partner of TLP Management, LP is TLP Ultimate GP LLC. The managing member of TLP Ultimate GP LLC is David G. Bunning, as trustee of the David G. Bunning 2005 Revocable Trust. Mr. Bunning has the power to vote and dispose of the securities in TLP Investment Holdings LLC.

(132)                   Wolf Creek Investment Management, LLC (“WCIM”), has voting and investment control of Wolf Creek Investments II, LLC. The sole manager of WCIM is Levoyd E. Robinson.

(133)                   Bradford B. Couri has the power to vote and dispose of the securities held by such entity.

(134)                   Eric Baer has the power to vote and dispose of the securities held by such entity.

(135)                   Sean M. Haas has the power to vote and dispose of the securities held by such entity.

(136)                   Mohsin Ansari has the power to vote and dispose of the securities held by such entity.

(137)                   Include shares of Common Stock issuable upon conversion of our Series A Preferred Stock (assuming a conversion price of $11.50 per share) as follows:

	Number of
	Shares of
	Series A
	Preferred Stock
	Beneficially
	Owned Prior to
	the Offering (as of
	August 28, 2017)	Number of Shares
	and to be Offered	of Common Stock
	Hereby	Issuable Upon
	Number of Series A	Conversion of Series A
Selling Securityholder	Preferred Stock	Preferred Stock
Blackwell Partners, LLC, Series A	33,168	288,417
Coliseum Capital Partners, L.P.	93,630	814,173
Coliseum Capital Partners II, L.P.	23,202	201,756
Osterweis Strategic Income Fund	490,000	4,260,869
Osterweis Strategic Investment Fund	10,000	86,956

(138)                   The Common Stock beneficially owned is held, in the amounts set forth in the table, directly by (a) Coliseum Capital Partners, L.P. (“CCP”), an investment limited partnership of which Coliseum Capital, LLC (“CC”) is general partner and for which Coliseum Capital Management, LLC (“CCM”) serves as investment adviser, (b) Coliseum Capital Partners II, L.P. (“CCPII”), an investment limited partnership of which CC is general partner and for which CCM serves as investment adviser, and (c) Blackwell Partners, LLC Series A, a separate account investment advisory client of CCM (the “Separate Account”). The number of shares listed as beneficially owned consist of: (i) with respect to the Separate Account, 88,829 shares of Common Stock held directly and 288,417 shares of Common Stock that could be acquired within 60 days upon the conversion of 33,168 shares of Series A Preferred Stock; (ii) with respect to CCP, 253,068 shares of Common Stock held directly and 814,173 shares of Common Stock that could be acquired within 60 days upon the conversion of 93,630 shares of Series A Preferred Stock; and (iii) with respect to CCPII, 62,182 shares of Common Stock held directly and 201,756 shares of Common Stock that could be acquired within 60 days upon the conversion of 23,202 shares of Series A Preferred Stock. Christopher Shackelton (“Shackelton”) and Adam Gray (“Gray”) are managers of and have an ownership interest in each of CCM and CC and may be deemed to have shared voting and dispositive power with respect to the shares of our capital stock owned by each of the Separate Account, CCP and CCPII. The address for each of the Separate Account, CCP, CCPII, Gray and Shackelton is 105 Rowayton Avenue, Norwalk CT 06853.

(139)                   D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser and manager of Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the reported shares. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the reported shares. Julius Gaudio, Maximilian Stone and Eric Wepsic, or their designees, exercise voting and investment control over the reported shares on DESCO LP’s behalf. Neither DESCO LP nor DESCO Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the reported shares.

David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the reported shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the reported shares. David E. Shaw disclaims beneficial ownership of the reported shares.

(140)                   Pine River Master Fund Ltd. is managed by Pine River Capital Management L.P. Brian Taylor, Manager and President of Pine River Capital Management LLC, the general partner of Pine River Capital Management L.P., the investment manager of Pine River Master Fund Ltd., has voting or investment power over the securities reported herein that are held by Pine River Master Fund Ltd. Brian Taylor disclaims beneficial ownership in the Common Stock reported herein except to the extent of his pecuniary interest therein.

(141)                   Includes shares of Common Stock that may be issued upon the exercise of 556,120 warrants owned by Sunrise Partners Limited Partnership. Paloma Partners Management Company and Paloma Partners Advisors LP are the general partners of Sunrise Partners Limited Partnership. S. Donald Sussman, Warren Empey and Christopher Tuzzo share discretionary voting and investment authority over the shares owned by Sunrise Partners Limited Partnership.

(142)                   The shares of Series A Preferred Stock owned by the Osterweis Strategic Income Fund and the Osterweis Strategic Investment Fund (referred to herein collectively as the “Osterweis Investor”) are subject to a beneficial ownership limitation which requires 65 days’ notice before a holder of Series A Preferred Stock may convert its Series A Preferred Stock to the extent that such beneficial owner would beneficially own in excess of 9.99% of the Common Stock outstanding after giving effect to such conversion (the “Beneficial Ownership Limitation”). The shares set forth in the table above with respect to the Osterweis Investor represent the shares of Common Stock into which its 500,000 shares of Series A Preferred Stock are initially convertible (assuming a conversion price of $11.50 per share), subject to the Beneficial Ownership Limitation. If the Osterweis Investor gave notice that it wanted to eliminate the Beneficial Ownership Limitation, five days thereafter the Osterweis Investor would beneficially own approximately 4,347,826 shares, or 14.3%, of Common Stock (assuming a conversion price of $11.50 per share). Carl Kaufman, the lead Portfolio Manager and Managing Director of Fixed Income of the investment manager, has voting or investment power over the securities reported herein that are held by the Osterweis Investor. Mr. Kaufman disclaims beneficial ownership in the common stock reported herein except to the extent of his pecuniary interest therein.